Exhibit 5.1

Deloitte LLP
Brookfield Place
181 Bay Street
Suite 1400
Toronto ON M5J 2V1
Canada

Tel: 416-601-6150
Fax: 416-601-6610
www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of our reports, dated February 19, 2014, relating to the consolidated financial statements of HudBay Minerals Inc. and subsidiaries (“Hudbay”) and the effectiveness of Hudbay’s internal control over financial reporting as at and for the year ended December 31, 2013, appearing in the current report on Form 6-K dated February 20, 2014.

We also consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of our report dated February 20, 2013 relating to the consolidated financial statements of Hudbay as at and for the year ended December 31, 2012 appearing in the Annual Report on Form 40-F of Hudbay for the year ended December 31, 2012.

We also consent to the reference to us under the heading “Experts” in the Prospectus of Hudbay, which is part of this Registration Statement.

/s/ Deloitte LLP

Toronto, Canada

February 20, 2014